ROSS MILLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)

(This document was filed electronically)
USE BLACK INK ONLY-DO NOT HIGHLIGHT		ABOVE SPACE IF FOR OFFICE USE ONLY

1.	Name of Corporation:	LUCKYCOM INC.

2.	Resident Agent for Service of Process: (check only one box)	☐Commercial Registered Agent:
☒ Noncommercial Registered Agent OR ☐ Office or Position with Entity
C J Smith
Name of Noncommerical Registered Agent OR Name of Title of Officer or Other Position with Entity
		4790 Caughlin Pkwy #387		Reno	NV	89519
		Street Address		City	State	Zip

		Mailing Address (if different from street address)		City	State	Zip

3.	Authorized Stock: (number of shares corporation authorized to issue)	Number of shares with par value:	10,000,000	Par value: $ 0.01	Number of shares without par value:

4.	Names & Addresses of Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attached additional pages if more than two directors trustees)	1. Kingrich Lee
Name
		4790 Caughlin Pkwy #387		Reno	NV	89519
		Street Address		City	ST	Zip Code

2.
Name

		Street Address		City	ST	Zip Code

5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be:

6.	Name, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	Kingrich Lee		/s/ Kingrich Lee
		Name		Signature
		4790 Caughlin Pkwy #387		Reno	NV	89519
		Street Address		City	ST	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
		/s/ CJ Smith		1/2/2013
		Authorized Signature of R.A. or On Behalf of R.A. Company		Date

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

 (PURSUANT TO NRS 78.385 and 78.390)

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Corporations
(Pursuant to NRS 78.385 and 78.390—After Issuance of Stock)

1.	Name of corporation:
Luckycom Inc.

2.	The articles have been amended as follows (provide article numbers, if available):
Article III: The number of authorized shares the Corporation has the authority to issue is 100,000,000 having a par value of $0.01 per share.

3.	The vote by which the stockholders holding shares in the corporationentitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
majority

4.	Effective date of filing (optional):

5.	Signatures (required)

X /s/ Kingrich Lee
Signature

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.